Exhibit 10.1: Master Services Agreement, dated August 4, 2005, between NS8 Corporation and SAVVIS Communications Corporation

MASTER  SERVICES  AGREEMENT

     THIS MASTER SERVICES AGREEMENT, together with all Service Addenda, Service Order(s) and exhibits attached hereto and incorporated herein from time to time (collectively, "Agreement"), is entered into this _____ day of _____, ("Effective Date") by and between the SAVVIS Communications Corporation ("SAVVIS") and NS8 Corporation ("Customer").

1.     Services;  Additional  Services;  Service  Level  Agreement.

A. Services; Service Level Agreement. SAVVIS, through itself and/or any of its affiliates, agrees to provide Customer the services ("Service" or "Service(s)") in accordance with this Agreement. For purposes of this Agreement, "Service Addendum" shall refer to the specific terms and conditions and any applicable service level agreement ("SLA") attached thereto and incorporated herein, that applies to the Service(s) purchased by Customer. "Service Order" shall collectively refer to any service order(s), authorization form(s) or order form(s) that describes and sets forth the pricing for the Service(s) purchased by Customer. Service Orders shall be effective as of the date of acceptance by SAVVIS. SAVVIS reserves the right to accept or reject any Service Order. The parties acknowledge that SAVVIS' obligation to provide the Service(s) is subject to its having obtained all of the requisite licenses and consents related thereto.

B. Additional Services. From time to time, Customer may order additional Service(s) by executing a Service Order, and, if necessary a Service Addendum. In addition, any service requested by Customer and performed by SAVVIS beyond that explicitly described in the applicable Service Addenda or Service Order(s) shall be at an additional cost, and Customer shall reimburse SAVVIS for such additional costs incurred. The rates and description for such additional services, if any, are attached to the applicable Service Addendum, or shall be mutually agreed upon by the parties in a separate agreement.

2. Term. The term of the Agreement shall commence on the Effective Date and shall continue thereafter until the expiration of the last expiring Service term, as contained in the Service Addendum or Service Order, unless earlier terminated in accordance with this Agreement ("Agreement Term"). SAVVIS reserves the right to change its rates or the SLA during any Service's renewal term by notifying Customer at least ninety (90) days in advance of the effective date of such rate or SLA change.

3.     Billing;  Payment;  Deposit;  Business  Downturn.

A. Billing. Billing for each Service shall commence on the Billing Commencement Date or Service Commencement Date, as defined in the applicable
Service Addendum. In the event SAVVIS is unable to deliver the Service(s) due to any reason, issue or delay caused either directly or indirectly by the Customer or its agents, such Service(s) shall be deemed delivered and SAVVIS shall commence billing when SAVVIS is ready to deliver such Service(s). Customer will be invoiced monthly for all amounts due and owing to SAVVIS. All invoices shall be deemed final and binding unless Customer notifies SAVVIS in writing of any alleged discrepancies no later than sixty (60) days from the date of such invoice(s).

B. Payment. All payments are due within thirty (30) days after the date of the invoice(s) without set-off or demand ("Due Date"). The charges and fees under this Agreement are exclusive of any national, state, municipal, or other governmental excise, sales, value-added and occupational taxes and other fees, surcharges and levies, third party installation charges, and/or Inside Wiring Pass Thrus, all of which Customer shall be responsible for and will pay in full. Customer will be deemed to be in default hereunder if payment is not received by the Due Date and, in addition to its other remedies, SAVVIS may charge Customer interest equal to 1/2% per month on any amount(s) past due.


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C.     Deposit.  The  provision of Service(s) under this Agreement is contingent upon SAVVIS' initial and continuing credit approval of Customer. At any time during the Agreement Term, SAVVIS may require a deposit or other acceptable form of security if it reasonably deems itself insecure with respect to Customer's ability to pay. In addition to its termination rights under Section 6 of this Agreement, SAVVIS may, immediately and without notice, suspend the Service(s) if Customer fails to comply with these security obligations. During any period of suspension, no service interruption shall be deemed to occur.

D. Business Downturn. In the event that a business downturn beyond Customer's reasonable control significantly reduces the size or scope of Customer's operations and the volume of Services required by Customer (notwithstanding Customer's best efforts to avoid such a downturn), SAVVIS and Customer will cooperate in efforts to develop a mutually agreeable alternative proposal that will address the concerns of both parties and comply with all applicable legal and regulatory requirements and restrictions. By way of example and not limitation, such alternative proposal may include changes in discounts, credits, revenue and/or volume commitments, the term, and other provisions. This provision shall not apply to a change resulting from a decision by Customer to: (i) reduce its overall use of telecommunications services except as result of business downturn: (ii) alter its telecommunications network architecture except as result of business downturn; or (iii) transfer portions of its traffic or projected growth to carriers other than SAVVIS. Customer must give SAVVIS immediate written notice of the conditions it believes will require application of this provision and may not invoke it more than one (1) time during the Term. This provision does not constitute a waiver of any charges, including underutilization charges, incurred by Customer prior to the time the parties mutually agree to amend or replace this Agreement. If, after negotiating in good faith, the parties do not mutually agree on an alternative proposal, all terms and conditions of this Agreement shall remain in full force and effect.

4.     Compliance  with  Laws  and  Acceptable  Use.

A. SAVVIS' network and Service(s) may only be used in accordance with the Agreement. Customer and its customers and end-users will comply at all times with all applicable laws and regulations, SAVVIS' operating procedures, and SAVVIS' Acceptable Use Policy located on its website at http://www.savvis.net/company/profile/aup.html and incorporated herein by reference ("AUP"). Customer or any other entity or person shall not use the Service(s) or SAVVIS' network in a fraudulent manner or in a manner that violates the AUP or any applicable law or regulation, or otherwise exposes SAVVIS to legal liability, whether or not this use is authorized or consented to by Customer (each such circumstance, "Service Misuse").

B. Customer acknowledges that SAVVIS exercises no control whatsoever over the content (any and all content of Customer or Customer's end users and/or customers, including but not limited to data, text, multimedia images (e.g. graphics, audio and video files), software, applications, or other materials, or any content shared or processed on equipment under the control of SAVVIS on behalf of Customer (collectively "Content")), and that it is the sole responsibility of Customer to ensure that the information and Content it and its end-users and/or customers transmit, receive, or use complies with the AUP and all applicable laws and regulations.

C. In addition to any other remedies available at law or in equity, SAVVIS may immediately and without notice suspend or block access to a Service or all Services (each such circumstance, a "Service Suspension") and/or restrict Customer's access to the Internet Data Center(s), if deemed reasonably necessary by SAVVIS to prevent any harm to SAVVIS, its employees and its business for any of the following reasons: (a) to comply with any law, regulation, court order, or other governmental request or order requiring immediate action; (b) to prevent interference with, damage to, or degradation of SAVVIS' network; (c) to eliminate a hazardous condition; (d) if required by SAVVIS' vendor; or (e) Service Misuse. Customer shall not be relieved of its payment obligations hereunder during any period of Service Suspension.

D. Notwithstanding anything to the contrary contained in this Agreement, SAVVIS reserves the right to immediately terminate the Services or Agreement in the event that SAVVIS becomes aware that Customer, or other persons making use of Customer's Services are in breach of this Section.

5.     DISCLAIMERS  OF  WARRANTY.

A. THE SERVICE(S) ARE PROVIDED "AS IS" AND "AS AVAILABLE" AND SAVVIS MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND CONCERNING THE SERVICE(S), SOFTWARE OR EQUIPMENT OR ANY RESULTS TO BE ACHIEVED THROUGH USE OF THE SERVICE(S), SOFTWARE OR EQUIPMENT. SAVVIS DOES NOT WARRANT THAT THE EQUIPMENT OR SOFTWARE WILL BE COMPATIBLE WITH ANY EQUIPMENT OR SOFTWARE NOT FURNISHED BY SAVVIS. SAVVIS DISCLAIMS ALL WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTIBILITY,
QUALITY,  FITNESS  FOR  A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ALL


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IMPLIED  WARRANTIES  ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE.
SAVVIS SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICE(S), THE USE OF WHICH IS AT CUSTOMER'S OWN RISK.

B. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF ANY SERVICE OUTAGE, INTERRUPTION OR DEFICIENCY OF SERVICE(S) OR FAILURE BY SAVVIS TO MEET THE TERMS OF AN APPLICABLE SLA, SHALL BE THE REMEDIES PROVIDED IN THE SLA; PROVIDED THAT ANY REMEDIES OR CREDITS CONTAINED IN THE SLA ARE NOT AVAILABLE FOR OUTAGES,
INTERRUPTIONS OR DEFICIENCIES OCCURRING DURING ANY PERIOD IN WHICH CUSTOMER'S ACCOUNT HAS A PAST DUE BALANCE OR THE CUSTOMER IS OTHERWISE IN BREACH OF THE AGREEMENT. SAVVIS, ITS SERVICE PROVIDERS AND SUPPLIERS DISCLAIM ANY AND ALL OTHER LIABILITIES OR REMEDIES FOR SUCH OUTAGES, INTERRUPTIONS OR DEFICIENCIES OF SERVICE.

C. SAVVIS DOES NOT AND CANNOT CONTROL THE PERFORMANCE OF ANY DATA, PRODUCTS, OR SERVICE(S) CONTROLLED OR PROVIDED BY THIRD PARTIES. AT TIMES ACTION OR INACTION BY THIRD PARTIES CAN IMPAIR OR DISRUPT SAVVIS' SERVICE(S). SAVVIS MAKES NO REPRESENTATIONS AND EXPRESSLY DISCLAIMS ALL WARRANTIES REGARDING THE DATA, PRODUCTS, OR SERVICE(S) CONTROLLED BY ANY THIRD PARTY, INCLUDING THE PROVIDERS OF TELECOMMUNICATIONS OR NETWORK PRODUCTS OR SERVICES. SUCH DATA, PRODUCTS, AND SERVICES ARE NOT PROMISED TO BE FREE OF ERROR OR INTERRUPTION, AND SAVVIS, ITS SERVICE PROVIDERS AND SUPPLIERS EXPRESSLY DISCLAIMS ALL LIABILITIES ARISING FROM ANY SUCH ERROR, INTERRUPTION, OR OTHER FAILURE. CUSTOMER ACKNOWLEDGES THAT AN INTERRUPTION IN SERVICE(S) DUE TO CIRCUMSTANCES BEYOND THE REASONABLE CONTROL OF SAVVIS, SUCH AS A FAILURE OF TELECOMMUNICATIONS OR NETWORK SYSTEMS NOT CONTROLLED BY SAVVIS, SHALL BE CONSIDERED A FORCE MAJEURE HEREUNDER AND NOT A SERVICE OUTAGE OR SERVICE DEFICIENCY FOR PURPOSES OF ANY REMEDY PROVIDED IN AN APPLICABLE SLA. FURTHER, SAVVIS DISCLAIMS ALL RESPONSIBILITY, WARRANTIES AND LIABILITY FOR DELAY, INTERRUPTION OR INEFFICIENCY ATTRIBUTABLE TO CUSTOMER'S HARDWARE, SOFTWARE OR ANY THIRD PARTY SERVICE PROVIDER.

6.     Default.

A. Termination by SAVVIS. SAVVIS may terminate this Agreement without liability, immediately upon notice upon Default by Customer. Default means (a) the failure by Customer to (i) pay any amounts when due; (ii) comply with
Section 4 Compliance with Laws and Acceptable Use; or (iii) perform any material obligation under this Agreement which failure is not remedied within thirty (30) days after receipt of written notice from SAVVIS (unless a shorter notice period is expressly set forth in the Agreement, in which case the shorter notice period shall apply); or (b) Insolvency (as hereinafter defined). As used herein, "Insolvency" shall refer to any one of the following events: (i) Customer files a voluntary petition in bankruptcy or an involuntary petition is filed against Customer; (ii) Customer is adjudged bankrupt; (iii) a court assumes jurisdiction of the assets of Customer under federal reorganization act; (iv) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of Customer; (v) Customer becomes insolvent or suspends business; or (vi) Customer makes an assignment of its assets for the benefit of its creditors. Termination by SAVVIS shall not preclude SAVVIS from pursuing any other rights or remedies available to it at law or in equity.

B. Cancellation and Early Termination Charges. (i) Pre-Delivery. In the event Customer terminates a Service prior to the delivery of or deemed delivery of such Service, Customer shall owe SAVVIS a pre-delivery cancellation fee, if any, as set forth in the applicable Service Addendum and all third party costs and fees. (ii) Post Delivery. If after the delivery of or deemed delivery of such Service by SAVVIS, SAVVIS terminates this Agreement for Customer Default, or Customer terminates this Agreement for convenience, Customer shall be liable and shall pay to SAVVIS, at SAVVIS sole option, and within thirty (30) days of such termination, (a) the termination charges set forth in the applicable Service Addendum, or (b) all of the following shall be immediately due and payable by Customer: (y) the cumulative total of the balance of all monthly charges remaining on this Agreement through the end of the applicable Service Term(s); plus (z) any charges accrued but unpaid as of the effective date of termination. Customer acknowledges that the amounts payable pursuant to this Section 6(B) are equitable compensation to SAVVIS and are intended to reasonably compensate SAVVIS for the losses which are occasioned by Customer's failure to honor Customer's obligations hereunder. In the event Customer terminates for convenience, SAAVIS acknowledges and agrees that the amounts payable by Customer to SAAVIS pursuant to this Section 6(B) are the full and only amounts of compensation payable to SAVVIS.

7. Maintenance. Routine maintenance and periodic system repairs, upgrades, and reconfigurations may result in the temporary impairment or interruption in Service(s). As a result, SAVVIS does not guarantee continuous or uninterrupted Service(s) and reserves the right from time to time to temporarily reduce or suspend Service(s); provided, however that SAVVIS will attempt to give Customer advance notice of any such impairment or interruption in Service(s) to the extent reasonably practicable under the circumstances.

8. Indemnification. Customer shall indemnify, defend and hold SAVVIS, its affiliates, officers, directors, licensees, licensers, and vendors harmless from any and all claims, losses, damages and expenses, including, without limitation, reasonable attorney's fees and court costs, or liabilities arising from or related to: (i) Service Misuse or a violation of any other provision of this Agreement; (ii) any claim of infringement of any intellectual property or other proprietary interest resulting from the possession or use of any Service(s), software or equipment; (iii) the Content; (iv) any acts or omissions of Customer, its employees, agents, contractors, invitees, licensees, visitors, and/or customer/end-users; and/or (v) any injury or damage to the person, property, or business of SAVVIS, its employees, agents, contractors, invitees, licensees, visitors, and/or customer(s)/end-user(s). SAVVIS shall indemnify, defend and hold Customer its officers, directors, and employees harmless from any and all claims, losses, damages and expenses, including, without limitation, reasonable attorney's fees and court costs, or liabilities arising from or related to any third party claim of infringement of any U.S. patent or copyright resulting from the software or equipment supplied or otherwise provided by SAVVIS as part of the Services.

9. Governing Law. This Agreement shall not become a binding obligation of SAVVIS until it has been executed by an officer of SAVVIS. The parties agree that any dispute arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, except for its principals for resolving conflicts of law. The parties agree that any disputes arising under this Agreement shall be resolved in the state or federal courts of the State of Missouri.

10. Assignment. Neither party may assign this Agreement or any portion hereof without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement or a portion thereof: (i) in the event of a merger in which the party is not the surviving entity; (ii) in the event of a sale of all or substantially all of its assets; or (iii) to any party that controls, is controlled by or is in common control with such party; provided that, in the event of an assignment by Customer pursuant to (i), (ii) or (iii) above, the assignee must have at least the same level of financial, managerial and technical capabilities as Customer, as determined by SAVVIS in its sole discretion. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11.     Limitation  on  Liability.

A. IN NO EVENT SHALL SAVVIS, ITS AFFILIATES, SERVICE PROVIDERS, SUPPLIERS OR AGENTS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY LOST OR IMPUTED PROFITS OR REVENUES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE SERVICES RESULTING FROM DELAYS, NONDELIVERIES, MISDELIVERIES OR SERVICE INTERRUPTION, HOWEVER CAUSED, ARISING FROM OR RELATED TO THE SERVICE(S) OR THIS AGREEMENT, REGARDLESS OF THE LEGAL THEORY UNDER WHICH SUCH LIABILITY IS ASSERTED, WHETHER BREACH OF WARRANTY, INDEMNIFICATION, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, AND WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT OR OTHERWISE, AND REGARDLESS OF WHETHER SAVVIS HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LIABILITY, LOSS OR DAMAGE. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION, THE INDEMNIFICATION PROVISIONS IN FAVOR OF THE CUSTOMER SET FORTH IN SECTION 8 SHALL NOT BE LIMITED BY THE PROVISIONS OF THIS SECTION.

B. THE TOTAL AGGREGATE LIABILITY OF SAVVIS AND ITS SUPPLIERS TO CUSTOMER AND/OR ANY THIRD PARTY IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO DIRECT DAMAGES PROVEN BY CUSTOMER; SUCH DIRECT DAMAGES NOT TO EXCEED AN AMOUNT EQUAL TO THE TOTAL NET PAYMENTS RECEIVED BY SAVVIS FOR THE AFFECTED SERVICE WHICH GIVES RISE TO SUCH LIABILITY IN THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE IN WHICH THE CLAIM ARISES. SECTION 8 SHALL NOT BE LIMITED BY THE PROVISIONS OF THIS SECTION.

C. For certain Service(s), SAVVIS licenses certain software from third parties for use with such Service(s). The liability of such third party suppliers for damages, whether direct, indirect, incidental, special, punitive or consequential arising from use of the software and hardware, shall be disclaimed and limited to the maximum extent permitted by law.

D. Customer acknowledges and agrees that in no event shall SAVVIS be liable for any damages, whether in contract or tort, including, but not limited to, direct, consequential (including without limitation loss of profits), cost of substitute goods, special, exemplary, incidental and indirect damages, arising out of compliance or reasonable attempts to: (i) comply with the United States Copyright Act, or (ii) satisfy requirements to qualify for the safe harbors designated in Section 512 of the Digital Millennium Copyright Act including, but not limited to any actions by SAVVIS that result in a disruption or suspension of the Service(s).


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E.     The  parties  acknowledge that the limitations referenced in this Section are material terms to this Agreement. Customer acknowledges that SAVVIS has set its prices, and other charges in reliance on the foregoing limitations of liability, which form an essential basis of the bargain between the parties.

12.     Confidential  Information.

A. Except as otherwise provided in this Agreement, neither party shall disclose any of the terms and conditions of this Agreement nor any non-public information received by the other party (collectively "Confidential Information") without the prior written consent of the other party hereto. Notwithstanding the foregoing, each party may disclose Confidential Information to any consultants, contractors, and counsels who have a need to know and have executed a reasonably protective non-disclosure agreement with the disclosing party. Further notwithstanding, if the Confidential Information is required to be disclosed by law or a court, governmental or administrative order, the receiving party may disclose the Confidential Information but only to the extent such disclosure is required by such law or court, governmental or administrative order and further provided that prior notice of such disclosure is given to the other Party, unless legally prohibited.

B. The provisions of this Section 12 shall not apply to any information which: (a) is or becomes public knowledge other than by breach of this Agreement by the receiving party; (b) is in the possession of the receiving party without restriction in relation to disclosure before the date of receipt from the disclosing party; (c) is received by either party from a third party not under a duty of confidence; (d) is independently developed by the receiving party without use of the Confidential Information.

C. In the event the receiving party commits a breach of, or threatens to commit a breach of, this Section 12, the disclosing party shall have the right to seek and obtain all judicial relief (including, but not limited to, injunctive or other equitable relief, and monetary damages, interest and attorney's fees and expenses) as may be finally ordered or awarded by a court of competent jurisdiction.

13. Modification. This Agreement may be modified only by a written instrument executed by both parties.

14. Notices. Any notice required to be given hereunder shall be in writing and shall be deemed to have been delivered when (i) sent by facsimile, and electronically confirmed, (ii) deposited in the United States mail (registered or certified mail), return receipt requested, with adequate postage affixed, or
(iii) delivered to a national overnight courier service and addressed to the persons set forth herein. Notice for monetary default may be sent by e-mail, facsimile, or other written format.

To  SAVVIS:
General notices:                        with a copy to:
SAVVIS  Communications  Corporation     SAVVIS  Communications  Corporation
12851  Worldgate  Drive                 1  SAVVIS  Parkway
Herndon,  Virginia,  USA  20170         Town  &  Country,  MO,  USA  63017
Attn:  Legal  Department                Attn:  Vice  President  of  Billing

For  allcancellation/disconnection, upgrades, or  termination  notices:
SAVVIS  Communications  Corporation
12851  Worldgate  Drive
Herndon,  Virginia,  USA  20170
Attn:  Client  Solutions

To  Customer:
NS8  Corporation                        with  a  copy  to:
One  Union  Square                      NS8  Corporation
600 University Street, Suite 1525       200 - 1311 Howe Street
Seattle,  Washington,  USA  98101       Vancouver,  British Columbia,  V6Z  2P3
Attn:  Sales  Department                Attn:  Legal  Department

15.     Force  Majeure.   Except  for  the  obligation  to  make  payments  for
Service(s) rendered, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including but not limited to, acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, acts of government, failure of the Internet, terrorist acts, failure of third party(ies), utility power failure, or failure of communication lines.

16. Severability. In the event any portion of this Agreement is held to be unenforceable, the unenforceable portion shall be construed in accordance with applicable law as nearly as possible to reflect the original intentions of the parties, and the remainder of the provisions shall remain in full force and effect.


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17.     Waiver.       SAVVIS'  failure  to  insist  upon  or  to  enforce strict performance of any provision of this Agreement shall not be construed as a waiver of any provision or right. Neither the course of conduct between parties nor trade practice shall act to modify any provision of this Agreement.

18. Monitoring. SAVVIS reserves the right to monitor Customer's activity for internal network utilization and reliability purposes. SAVVIS' utilization and reliability monitoring does not include examination of Customer data unless
(i) such examination is deemed necessary to troubleshoot a Customer issue, and the Customer consents to such examination; or (ii) such examination is pursuant to any judicial order, search warrant, or statutory requirement, in which event SAVVIS shall provide notice thereof to Customer, to the extent that the judicial order, search warrant, or statutory requirement permits said notice. Any monitoring by SAVVIS is subject to the confidentiality provision set forth in this Agreement.

19. Insurance. Customer shall keep in full force and effect during the term of this Agreement commercial general liability insurance in an amount not less than $2 million per occurrence with a $2 million aggregate covering claims for bodily injury, death, personal injury or property damage. The liability insurance limits required herein may be obtained through any combination of primary and excess or umbrella liability insurance. Customer will (i) deliver to SAVVIS certificates of insurance which evidence the minimum levels of insurance set forth above and provide not less than thirty (30) days prior written notice of cancellation to any herein required policy, and (ii) cause its liability insurance provider(s) to name SAVVIS as an additional insured as its interest may appear with respect to the Agreement.

20.     Miscellaneous.

A. In the event SAVVIS or the local access provider needs to access the Customer site to maintain or repair or otherwise effect the Service(s), Customer shall cooperate in a timely manner and provide access to the Customer site and assist SAVVIS or the local access provider to affect such maintenance. In the event Customer does not provide, in a timely manner, the required assistance and/or access, SAVVIS may immediately terminate the Agreement or suspend Service(s) without liability or further obligation, and Customer shall not be entitled to any remedies under the SLA for the timeframe during which the required assistance and/or access is not provided. SAVVIS shall, when reasonably practicable under the circumstances, give advance notice to the Customer when it anticipates that it is required to provide access to the Customer site.

B. SAVVIS reserves the right to terminate the Agreement or any affected Service Addendum without liability or further obligation upon notice to Customer in the event that (i) SAVVIS cannot maintain, despite reasonable efforts to do so, its regulatory approval necessary to provide the Service(s) and/or enter into this Agreement; and (ii) SAVVIS' underlying vendor is unable or unwilling to provide some or all of the Service(s) required for SAVVIS to continue this Agreement. To the extent reasonably practicable under the circumstances, SAVVIS shall give advance notice to the Customer when it anticipates that it is required to terminate the Agreement or any affected Service Addendum for the reasons set forth in this paragraph.
C. Any cause of action Customer may have with respect to the Service(s) shall be barred unless it is commenced within eighteen (18) months of the earlier of (i) the effective date of expiration or termination of this Agreement; or (ii) the date after the claim or cause of action arises.

D. All provisions in this Agreement, which by their nature are intended to survive expiration or termination shall survive any expiration or termination of this Agreement.

E. SAVVIS reserves the right to reject any handwritten or typed modification to this Agreement, any Service Addendum or Service Order which is not mutually agreed to in writing.

21. Third Party Beneficiaries. The terms, representations, warranties (if any) and agreements of the parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, any third party, including without limitation, Customer's end users.

22. Conflicts. In the event of a conflict between or among the terms in this Agreement, the Service Order(s), the Service Addenda, and any other document made a part hereof, the documents shall control in the following order unless otherwise specifically set forth in a Service Addendum: the Service Order with the latest date, the AUP, the Service Addendum, this Agreement.

23. Publicity. Customer shall not use, in advertising or publicity or in any way related to this Agreement or the subject matter hereof, the name of SAVVIS, its affiliates or any of its directors, officers, managers, employees, consultants or agents or any trade name, trademark, service mark, logo or symbol of SAVVIS or its affiliates, except with the express prior written consent of

SAVVIS, such consent not to be unreasonably withheld. SAVVIS may disclose as part of its promotional activities the fact that Customer is obtaining Service from SAVVIS.

24. Entirety. This Agreement contains the entire agreement of the parties hereto with respect to the matters covered hereby and supersedes any other prior or simultaneous agreement related to such matters.

SAVVIS  Communications  Corporation          NS8  Corporation

By:   /s/ James Mori                         By: /s/ Emma Steinberg
-------------------------------------------  -----------------------------------

Print  Name:  James Mori                     Print  Name: Emma Steinberg
-------------------------------------------  -----------------------------------

Title: EVF, General Manager of the Americas  Title: VP, Telco Sales
-------------------------------------------  -----------------------------------

Date:  Sep 23, 2005                          Date: August 4, 2005
-------------------------------------------  -----------------------------------

                        SAVVIS Hosting Service Addendum

This Hosting Service Addendum ("Service Addendum") by and between Customer and SAVVIS shall modify the Master Services Agreement between the parties in accordance with the terms and conditions provided for herein. Except for the modifications provided for herein, all the terms of the Agreement shall remain unchanged. All capitalized terms not defined herein shall have the meaning as set forth in the Agreement.

1. Services. SAVVIS owns or has a leasehold interest in certain commercial buildings throughout the United States and internationally (the "Premises"), which are suitable for the placement and operation of telecommunications equipment. Customer may provide or purchase from SAVVIS certain telecommunications and computer equipment and cabling (the "Customer Provided Equipment"). SAVVIS may provide or purchase for Customer certain telecommunications and computer equipment and cabling (the "SAVVIS Provided Equipment"). SAVVIS Provided Equipment, combined with Customer Provided Equipment, certain bandwidth (the "Connection"), and additional services such as server monitoring, backup services, reporting services, SAN services, load balancing services, security service and system administration services shall comprise the "Service" for Hosting or "Hosting Service". SAVVIS shall provide Customer with Hosting Service in accordance with the specifications on the Service Order.

A. Customer Provided Equipment and SAVVIS Provided Equipment shall be utilized only for interconnection to the network services of SAVVIS.

B. SAVVIS shall perform services that support the overall operation of the Premises (e.g., janitorial services, environmental systems maintenance, and power plant maintenance) at no additional charge to Customer.

C. Customer shall not have the right to physically access the Premises for any reason, unless such access is approved in writing by SAVVIS.

D. Customer acknowledges that it is receiving Hosting Service only and is not entitled to occupy the Premises and shall not use the SAVVIS Provided Equipment, other than as provided herein. Further, Customer has not been granted any property interests in the Premises or the SAVVIS Provided Equipment. Customer Provided Equipment shall not be deemed or become fixtures in the Premises.

2. Term. The initial term for each Hosting Service shall have a term which shall be the greater of one (1) year or the term set forth in the Service Order for such Hosting Service which term shall commence from the date that SAVVIS notifies Customer that it has installed and activated such Hosting Service
("Service Initial Term"). Such notification by SAVVIS may be by e-mail, facsimile, or other written format. Each Hosting Service shall automatically renew for successive periods equal to the Service Initial Term unless terminated by either party at least thirty (30) days prior to the then current date for termination.

A. Upon termination or expiration of the Service Initial Term or renewal term, as the case may be, SAVVIS shall remove the Customer Provided Equipment. In the event that Customer does not claim or provide an address for shipment of such Customer Provided Equipment within thirty (30) days after SAVVIS' request for such information, the Customer Provided Equipment shall be deemed abandoned, and Customer shall lose all rights and title thereto.

B. In the event the Premises become the subject of a taking by eminent domain by any authority having such power, SAVVIS shall have the right to terminate any or all of the Hosting Service, including this Service Addendum. SAVVIS shall attempt to give Customer as much advance notice of the removal schedule as is reasonably practicable under the circumstances. Customer shall have no claim against SAVVIS for any relocation expenses, any part of any award that may be made for such taking or the value of any unexpired term or renewed periods that result from a termination by SAVVIS under this provision, or any loss of business from full or partial interruption or interference due to any termination.

3. Payment. The Billing Commencement Date for Hosting Service is defined as follows: The initial installation fee and monthly recurring fee shall be due upon SAVVIS' notice to Customer that the initial installation is completed by SAVVIS, which notice shall be sent to Customer by e-mail, facsimile, or other written format. SAVVIS shall charge additional fees for additional Hosting Service ordered by Customer. Notwithstanding the foregoing, in the event that SAVVIS partially installs or activates a Service, SAVVIS reserves the right to commence billing for such partial Service in accordance with this Section.

Notwithstanding the above, in the event that Customer fails to pay any or all amounts due to SAVVIS and remove Customer Provided Equipment from the Premises in accordance with Section 2A above within thirty (30) days of such SAVVIS request, SAVVIS may liquidate the Customer Provided Equipment in any reasonable manner, without being liable for related damages, and recover from such liquidation the amount(s) owed by Customer to SAVVIS.

4.     Additional  Terms  Governing  Use.

A.  SAVVIS  shall  allocate Customer's IP addresses in accordance with RFC 2050.

B. SAVVIS offers Customer access to the Internet. Customer hereby acknowledges that the Internet is not owned, operated, managed by, or in any way affiliated with SAVVIS or any of its affiliates, and that it is a separate network of computers independent of SAVVIS. Customer's use of the Internet is solely at its own risk and is subject to all applicable local, state, national, international, other applicable laws and regulations. Access to the Internet is dependent on numerous factors, technologies and systems, many of which are beyond SAVVIS' authority and control.

C. SAVVIS reserves the right to perform and manage any construction or material alterations within the Premises.

D. Customer's use of the Hosting Service shall at all times be subject to Customer's adherence to the generally accepted industry standards, security rules, and rules of conduct established by SAVVIS for the Premises.

E. SAVVIS shall not arbitrarily or discriminatorily require Customer to relocate the Customer Provided Equipment; however, upon sixty (60) days prior written notice or, in the event of an emergency, such time as may be reasonable, SAVVIS reserves the right to change the location of the Premises to a site that shall afford comparable environmental conditions for the Customer Provided Equipment and comparable accessibility to the Customer Provided Equipment. SAVVIS and Customer will work together in good faith to minimize any disruption of Customer's services as a result of such relocation.

5. Pre-Activation Cancellation Charges. In the event that Customer terminates this Service Addendum or any Hosting Service prior to SAVVIS' notice to Customer that the initial installation is completed by SAVVIS, Customer shall owe SAVVIS a pre-delivery cancellation fee as follows: Customer shall owe to SAVVIS a charge of $5,000, and any and all third-party charges, including, but not limited to, SAVVIS Provided Equipment and software charges that SAVVIS incurs or will incur. Customer acknowledges that the amounts payable pursuant to the preceding sentence are equitable compensation to SAVVIS and are intended to reasonably compensate SAVVIS for the losses which are occasioned by Customer's failure to honor its obligations hereunder and that the exact amount of damages is difficult or impractical to establish.

At any time during the term of this Service Addendum, SAVVIS may, at SAVVIS' sole option, immediately terminate any or all of the Hosting Service, including this Service Addendum if Customer is not then maintaining or utilizing the Customer Provided Equipment and SAVVIS Provided Equipment solely for the purpose of originating and/or terminating telecommunications transmissions carried over the SAVVIS network or as otherwise set forth in Section 1 of this Service Addendum.

6.     Ownership  of  Intellectual  Property.
     A. Unless otherwise expressly set forth in this Service Addendum, the parties do not, directly or by implication, by estoppel or otherwise, grant to each other any rights or licenses, and neither party shall have any ownership rights in any intellectual or tangible property of the other.

     B. Unless otherwise expressly set forth in this Service Addendum, SAVVIS shall not obtain any right, title, and/or interest in the content provided by Customer or its customers or end users and installed on, stored or processed through SAVVIS' hardware and software, and, as between SAVVIS and Customer, Customer shall retain title to and all rights and/or interest in such content.

     C. SAVVIS shall retain title to and all rights in all intellectual property provided by SAVVIS, including, but not limited to, any know-how related to the Hosting Service, SAVVIS Provided Equipment, software or any other server technology. Customer understands that delivery of the Hosting Service may involve use of software owned by SAVVIS or third parties under license agreements with SAVVIS. Customer agrees to abide by the following terms governing use of such software:

(i) Customer shall not cause or permit reverse engineering, disassembly or decompilation of any software provided by SAVVIS, or use such software outside the scope of this Service Addendum;

(ii)  Title  to  software  provided  by  SAVVIS  shall not pass to the Customer;

(iii)  Customer  may  use  the  software  only  in  object  code  form;

(iv) Upon termination of this Service Addendum , or any Hosting Service, Customer shall cease using the software, and any copies of software provided to such Customer, if any, are to be either completely removed from the Customer's computing devices or otherwise rendered unusable;

(v) Customer understands that in the event that Customer violates the intellectual property rights of any third party supplier of software, such software supplier shall have the right to enforce its intellectual property rights with respect to the software directly against the Customer;

(vi) Customer and its customers and end users may access the software only in connection with use of the Hosting Service and Customer's business operations, and software may not be re-licensed, rented, leased, or used for time sharing or service bureau users by Customer.

7. Equipment. SAVVIS assumes no liability for any damage to, or loss of, any Customer Provided Equipment, data or software resulting from any cause other than the intentional misconduct or negligence of SAVVIS. To the extent SAVVIS is liable for any damage to, or loss of, Customer Provided Equipment for any reason, such liability will be limited solely to the then-current replacement value of the Customer Provided Equipment up to the limitations set forth in
Section  11  (Limitation  on  Liability)  of  the  Agreement.

8.     Miscellaneous.

     A. SAVVIS shall have the right to terminate any or all of the Hosting Service, including this Service Addendum. without liability of any kind on the earlier of (i) the expiration of or earlier termination of SAVVIS' underlying lease for the Premises ("Lease"), or (ii) expiration or earlier termination of this Service Addendum. The parties agree that any renewal of Hosting Service shall be contingent on the election by SAVVIS to continue to own or lease the Premises, such election to be exercised at the sole discretion of SAVVIS; provided, however that if SAVVIS intends to terminate any or all of the Hosting Service, including this Service Addendum, due to expiration of or earlier termination of SAVVIS' Lease or ownership of the Premises then SAVVIS will give the Customer as much advance notice as is reasonably practicable under the circumstances.

     B. In the event that any Service(s) supplied by or through SAVVIS under this Service Addendum becomes, or in SAVVIS' reasonable opinion is likely to become, the subject of a claim of infringement, SAVVIS may, at its sole option, without further liability or obligation to Customer, either: (i) procure for Customer the right to continue use of the affected Service(s); (ii) provide a modification on a timely basis to the affected Service(s), so that its use becomes non-infringing but remains materially similar to the affected Service(s); (iii) replace the affected Service(s) with a non-infringing version which is materially similar to the affected Service(s); or (iv) terminate the affected Service(s); provided, however that if SAVVIS intends to terminate any or all of the affected Services due to any of the foregoing circumstances, then SAVVIS will give the Customer as much advance notice as is reasonably practicable under the circumstances.

          C. Customer Provided Equipment and SAVVIS Provided Equipment shall be utilized only for interconnection to the network services of SAVVIS.

          D. SAVVIS shall perform services that support the overall operation of the Premises (e.g., janitorial services, environmental systems maintenance, and power plant maintenance) at no additional charge to Customer.

          E. Customer shall not have the right to physically access the Premises for any reason, unless such access is approved in writing by SAVVIS.

     F. Customer acknowledges that it is receiving Hosting Service only and is not entitled to occupy the Premises and shall not use the SAVVIS Provided Equipment, other than as provided herein. Further, Customer has not been granted any property interests in the Premises or the SAVVIS Provided Equipment. Customer Provided Equipment shall not be deemed or become fixtures in the Premises.

SAVVIS                                     NS8  Corporation

By:   /s/ James Mori                         By: /s/ Emma Steinberg
-------------------------------------------  -----------------------------------

Name:  James Mori                            Name: Emma Steinberg
-------------------------------------------  -----------------------------------

Title: EVF, General Manager of the Americas  Title: VP, Telco Sales
-------------------------------------------  -----------------------------------

Date:  Sep 23, 2005                          Date: August 4, 2005
-------------------------------------------  -----------------------------------

                          Exhibit A for Hosting Service

                                      SLA

                                 (See Attached)

                          Exhibit B for Hosting Service
                              Professional Services

DEFINITIONS  AND  COVERAGE:

PROFESSIONAL SERVICES - Shall consist of services performed by SAVVIS' employees, agents, and/or contractors/subcontractors (collectively or individually referred to as "SAVVIS Personnel"), which is outside of existing managed services contract set forth in the Service Order, and shall be billed at the rates listed below. Also, any and all necessary materials will be billed to Customer at an additional amount. SAVVIS current Professional Services are as follows:

(i) Emergency On Call - Customer may contact the SAVVIS Network Control Center ("NOC") 24/7/365 to request Professional Services be performed. SAVVIS will arrange for qualified SAVVIS Personnel to perform requested function as soon as reasonably practicable. If SAVVIS does not have SAVVIS Personnel available to perform functions, SAVVIS will notify Customer within 2 hours of Customer's request. SAVVIS will use its commercially reasonable efforts to begin work (but is not under any obligation to begin work) on an authorized request within 4 hours of SAVVIS NOC's receipt of request from Customer.

(ii) Contracted Services (Database Administration-DBA) - Shall consist of pre-authorized service on Oracle and Microsoft SQL server databases. Provided that Customer authorizes work at least 48 hours before work is to commence, SAVVIS shall use its commercially reasonable efforts to begin work (but is not under any obligation to begin work) on an authorized request within the time and date that is mutually agreed upon between SAVVIS and Customer.

(iii) Contracted Services (Systems Administration) - Shall consist of pre-authorized service for the Windows, Linux and Solaris Operating Systems, and any applications that are standard to the SAVVIS product portfolio, as determined by SAVVIS. Any applications that are outside of the product portfolio, can be performed at this rate if SAVVIS Personnel is available with that skill set. Provided that Customer authorizes work at least 48 hours before work is to commence, SAVVIS shall use its commercially reasonable efforts to begin work (but is not under any obligation to begin work) on an authorized request within the time and date that is mutually agreed upon between SAVVIS and Customer.

SAVVIS will not perform any Professional Services until Customer either (i) executes an Authorization of Professional Services (a current form of which is included hereunder) or (ii) submits an email with substantially the same information set forth on the Authorization of Professional Services, and such service authorization has been received and accepted by the SAVVIS NOC. Authorization of Professional Services shall be signed or submitted by an authorized representative of Customer, and will specify the type of service, hourly rate, and authorized amount of time. SAVVIS will provide to Customer an estimate of time required before starting engagement.

It is understood and agreed Customer that SAVVIS' and the SAVVIS Personnel's maximum liability for any claims relating to Professional Services offered or provided by SAVVIS shall not exceed the amount of the service fee for such Professional Service provided on the occasion giving rise to the claim.

RATE  INFORMATION:
Emergency  On  Call          $350  per  hour  per  person

Contracted  Service  -  DBA  $185 per hour per person (Minimum 48 Hours Prior
                             Notice)

Contracted  Service  -       $150  per  hour per person (Minimum 48 Hours Prior
Server  Administration       Notice)

Remote  hands                $100  per  hour  (Minimum  48  Hours  Prior Notice)

Minimum  billing 1/2  hour  per  incident
Additional  time  rounded  to  next 1/4  hour
Total  time  calculated  and  invoiced  monthly

Acknowledgement of Customer Call Timeframe: Four hours from SAVVIS NOC's receipt of call from Customer and SAVVIS' opening of a ticket.

Note: SAVVIS reserves the right to change the rates and parameters set forth herein from time to time without notice.

Authorization  of  Professional  Services

Customer  Company  Name: NS8  Corporation
Address:     One  Union  Square,  600  University  Street,  Suite  1525
City,  State,  ZIP:     Seattle,  Washington,  USA,  98101
Site  ID:
         -----------

Authorizing  Order  Contact:
                             ------------

Customer  Company  Name  (If  different  from  above):
                                                       -------

Phone:            Fax:            E-mail:
       --------        ---------          -----------

 Customer authorizes SAVVIS to perform Professional Services as set forth herein.

Service Description     Hourly Rate  Number of hours  Total amount authorized
----------------------  -----------  ---------------  -----------------------
Emergency
On  Call                $350

Contracted Service
- DBA                   $185

Contracted Service -
Server  Administration  $150

Contracted  Service  -
Remote  Hands           $100


     IN  WITNESS  WHEREOF,  the  Parties  have  executed  this  Authorization of
Professional  Services  as  of  this         day  of       ,       .
                                      -----           -----   -----

SAVVIS                                     Customer

By:                                        By:
-----------------------------------------  -------------------------------------

Print  Name:                               Print  Name:
-----------------------------------------  -------------------------------------

Title:                                     Title:
-----------------------------------------  -------------------------------------

Date:                                      Date:
-----------------------------------------  -------------------------------------

                                    EXHIBIT A

                        SERVICE LEVEL AGREEMENT ("SLA")
                        FOR INTELLIGENT HOSTING SERVICES

I.  Definitions

A.  The  "Main Agreement" is the i) Hosting Agreement or ii) the Master Services
Agreement and applicable Service Addendum to    which this SLA is an attachment.

B. The "Systems" is the computer equipment and software that is approved by SAVVIS and leased to the Customer by SAVVIS and contains the Customers' data and applications.

C.  A  "Data  Center"  means  the  facility  in  which  the Systems are located.

D. "Customer Data" means the data and applications that are owned by the Customer and reside on the Systems.

E. A "Session" means an active communications connection, measured from beginning to end, between Customer or one of its users, and the Systems.

F. An "Outage" means the accumulated time during which Customer or any of its users are unable to establish a Session with the Systems, or access Customer Data for reasons other than:

     (1) The failure of equipment that is not fully owned and managed by SAVVIS
     (2)  Scheduled  or  emergency maintenance performed at SAVVIS' initiative;
     (3)  Maintenance  or  service  interruptions  requested  by  Customer;
     (4) Customer's acts or failure to act in a timely and/or proper manner when notified to do so by SAVVIS (including, without limitation, Customer's failure to permit entry by SAVVIS or make facilities or components available to SAVVIS for testing or repair; or otherwise to comply with SAVVIS' instructions and service requirements);
     (5) A doubling of data transmitted above the committed data transmission rate specified in the most recent Order Form for the Customer if the committed rate is in excess of 10mbps;
     (6)  Failures  caused  by  Customer  Data.

II.  Maintenance

SAVVIS reserves the right to perform emergency maintenance as needed. SAVVIS will make commercially reasonable efforts to inform Customer prior to performing scheduled or emergency maintenance. If such advance notice is not possible, SAVVIS shall notify Customer about such emergency maintenance as soon as is practicable.

III.  Service  Level  Agreement

A.  SAVVIS  guarantees  an  overall  availability  of  99.9%  for  the  Systems.

B. If in one month the Outage exceeds 44 minutes, the Customer will be entitled to a credit towards the invoice that Customer receives two months following the month in which the Outage was reported. For the purpose of determining the amount of any Credit, an Outage will be deemed to commence when SAVVIS opens a "trouble ticket" to track such Outage, and will be deemed to end when SAVVIS has restored availability of the Systems. The Customer will not be entitled to receive a credit if (i) Customer has violated the SAVVIS Acceptable Use Policy
(AUP) or (ii) Customer is in breach of any provision (monetary or non-monetary) under the Main Agreement.

C.  The  amount  of  the  Credit  will  be  determined  as  follows:

     (1) If there is an Outage for more than 44 minutes, but less than 3.6 hours in any calendar month, Customer shall be entitled to a Credit of 15% of that month's invoice for the portion of the invoice that corresponds to the Data Center in which the Outage occurred.

     (2) If there is an Outage for more than 3.6 hours, but less than 7.2 hours in any calendar month, Customer shall be entitled to a Credit of 20% of that month's invoice for the portion of the invoice that corresponds to the Data Center in which the Outage occurred.

     (3) If there is an Outage for more than 7.2 hours, but less than 10.8 hours in any calendar month, Customer shall be entitled to a Credit of 35% of that month's invoice for the portion of the invoice that corresponds to the Data Center in which the Outage occurred.

     (4) If there is an Outage for more than 10.8 hours in any calendar month, Customer shall be entitled to a Credit of 50% of that month's invoice for the portion of the invoice that corresponds to the Data Center in which the Outage occurred.

D. In order to receive any Credit, Customer must notify SAVVIS, in writing, within 30 days from the time Customer becomes eligible to receive such Credit (i.e. the Trouble Ticket is closed). Customer's failure to notify SAVVIS within that period shall result in the waiver of Customer's right to receive any such Credit.

E. Credit shall not be paid if Customer is in default (i) at the time the Outage occurred or (ii) at the time when such Credit is requested by Customer

F.  An  Outage  shall  not  be  deemed  to  occur upon the occurrence of routine maintenance or upon the occurrence of an act outside of the control of SAVVIS, such as loss of power at the Customer premises or an act of nature.

                                    Exhibit B
                                    ---------
              Streaming Delivery Service Level Agreement ("SDSLA")
              ----------------------------------------------------

All capitalized terms not defined herein shall have the meanings that are ascribed in the Agreement.

1.     DEFINITIONS:
       -----------
Measurement Provider: A third party vendor who is selected to perform the service measurements described herein.

Start-up Time: The time between the initial submission of the target URL to the Media Player and the beginning of playback. It includes the connect time and the initial buffer time. Daily Start-up Time will be calculated as an average of all measurements of each item in the Test Set over each 24-hour calendar day and then averaged across all streams in the Test Set, excluding periods of scheduled maintenance which shall not exceed four (4) hours per month. Monthly Start-up Time will be calculated as an average of all Daily Start-up Times in a calendar month.

Streaming Service Credit: A reduction in the charges for streaming services equal to one thirtieth (1/30th) of the total charges for the streaming services in the month in which the Streaming Service Credit was issued. Only one Streaming Service Credit will be issued for any single calendar day, regardless of the number of Commitments that SAVVIS may have failed to acheive on that particular day. SAVVIS will issue Streaming Service Credits to a maximum of the total charges for streaming services in the month that the Streaming Service Credits were issued. Streaming Service Credits represent reasonable liquidated damages for deteriorated service, and are not a penalty.
Streaming Service Degradation: Failure by SAVVIS to meet the Streaming Service Commitments in a given calendar month.

Streaming Service Outage: A Streaming Service Outage will be declared if either SAVVIS or Customer create and verify a trouble ticket declaring that content is not being streamed to a majority of users within a geographic region (a "Priority One Trouble Ticket"). The Streaming Service Outage will remain in effect until SAVVIS closes the Priority One Trouble Ticket. If Customer attempts to initiate a Priority One Trouble Ticket, and SAVVIS does not respond with a valid ticket number within one (1) hour of the initial contact by Customer, the Priority One Trouble Ticket will be deemed to have been open for one hour at the time of opening

Streaming Uptime: A percentage obtained by dividing the total number of successful checks by the total number of checks performed. A successful check is defined as one where the Media Player is able to begin playback. Daily Streaming Uptime will be calculated as an average of measurements of each item in the Test Set over each 24-hour calendar day and then averaged across all streams in the Test Set, excluding periods of scheduled maintenance which shall not exceed four (4) hours per month ("Daily Aggregate Uptime"). Monthly Streaming Uptime will be calculated as an average of all Daily Streaming Uptimes in a calendar month.

Test Set: A set of ten (10) on-demand streaming clips from those hosted on SAVVIS' Streaming Network, specified by Customer to be used as the basis for measuring performance hereunder.

2.     MEASUREMENT  OBLIGATIONS.
       ------------------------
     (a) Measurement Provider. SAVVIS will hire, at SAVVIS' expense, a Measurement Provider to measure and report the service levels provided by SAVVIS under orders for streaming delivery services. Due to the access control and related issues involved with granting a third party access to Customer's storage account for this testing, the parties will cooperate with the Measurement Provider to establish appropriate procedures regarding the testing. SAVVIS will have no obligations under this Service Level Agreement during any periods where measurements are unavailable due to any action or lack of action of Customer.

     (b) Multiple Service Orders. Separate Test Sets will be identified for each order (or "Statement of Work") for streaming delivery services, and Streaming Service Credits will be separately measured and calculated for each such order.

     (c) Reporting. SAVVIS will arrange for Customer to receive the reports created by such Measurement Provider and will give Customer an opportunity to examine such reports on a continuing basis for at least ninety (90) days from the time of the measurement. If there are reports that are found by both parties to contain inaccurate data after Streaming Data Trimming by the Measurement Provider, both parties will work together to recalculate the service levels excluding the inaccurate data. No Streaming Service Degradation or Streaming Service Outage will be declared for reports that both parties agree contain inaccurate data until new calculations are completed and accepted by both parties.

3.     Streaming  Services  commitments.
       ---------------------------------
(a) 98% Streaming Uptime. SAVVIS will provide Streaming Uptime of 98% (the "Streaming Uptime Commitment") as measured by the Measurement Provider. SAVVIS will not be held responsible for any failure to maintain the Streaming Uptime Commitment due to actions or inactions of Customer. If SAVVIS fails to meet the Streaming Uptime Commitment on any given day of a calendar month, a Service Degradation will be declared for that day. If SAVVIS fails to meet the Streaming Uptime Commitment for any five (5) days in a calendar month, a Service Outage will be declared for that month. Only one single Streaming Service Credit will be issued for any single calendar day under any single Statement of Work, regardless of the number of Commitments that SAVVIS may have failed to achieve on that particular day.

(b) 10 Second Start-up Time. SAVVIS will provide Start-up Time of no more than 10 seconds ("Start-up Time Commitment") as measured by the Measurement Provider. SAVVIS will not be held responsible for any failure to maintain the Start-Up Time Commitment due to actions or inactions of Customer. If SAVVIS fails to meet the Start-up Time Commitment on any given day of a calendar month, a Service Degradation will be declared for that day. If SAVVIS fails to meet the Start-up Time Commitment for any 5 days in a calendar month, a Service Outage will be declared for that month. Only one single Streaming Service Credit will be owed for any single calendar day under any single Statement of Work, regardless of the number of Commitments that SAVVIS may have failed to achieve on that particular day.

4.     REMEDIES.
       --------
(a)     Service  Degradation:
Customer's sole and exclusive remedy for any single Service Degradation will be the eligibility to receive one (1) Streaming Service Credit for each day that a Service Degradation is declared.

Savvis will use all reasonable efforts to apply Streaming Service Credits to invoices for the month in which the Service Degradation occurred. Customer must notify SAVVIS within sixty (60) business days from the date of receipt of the invoice for the period, if it believes Savvis failed to apply all earned Streaming Service Credits.

(b)     Service  Outage
If a Service Outage is declared, SAVVIS will exercise commercially reasonable efforts to resolve the Service Outage within twenty-four (24) hours. If SAVVIS does not resolve the Service Outage within twenty-four (24) hours, or if a second Service Outage is declared within thirty (30) calendar days of the first, Customer may terminate the Statement of Work by providing fifteen (15) days prior written notice to SAVVIS. Such notice will be given within twenty (20) days after the end of the calendar month in which the Service Outage occurred. Neither party shall have any further liability for termination arising out of a Service Outage. Notwithstanding the foregoing, Customer will remain liable for fees incurred through the date of termination in accordance with the Agreement, but not for any early cancellation penalty.

(c) THE REMEDIES SET FORTH IN THIS SERVICE LEVEL AGREEMENT ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES AS IT RELATES TO SAVVIS' FAILURE TO PERFORM THE SERVICES IN ACCORDANCE WITH THIS SERVICE LEVEL AGREEMENT.

5.     MEASUREMENT  AND  AVAILABILITY
       ------------------------------

a)     Choice  of  Measurement  Provider
At the time of initiation of this SDSLA, the Measurement Provider is Keynote Systems, Inc. SAVVIS reserves the right in its sole discretion to change the Measurement Provider at any time upon thirty (30) days written notice to Customer.

b)     Collection  of  Stream  Quality  Data
The Test Set selected for each Statement of Work will consist of content on the SAVVIS Streaming CDN. The fully qualified path of the URL must be entirely within the domain of the SAVVIS Streaming CDN. Customer will arrange for the Measurement Provider to perform checks on each of the Test Streams provided at a rate of 10 checks per hour throughout the day. Each check will last 60 seconds, during which time various measurements are collected to determine performance under the service commitments described above. These measurement results will constitute the Raw Stream Quality Data.

c)     Streaming  Data  Trimming
Once a day, the Raw Stream Quality Data will be trimmed to create the Final Stream Quality Data. The trimming process will eliminate any data that came from any Measurement Provider scanners that experienced technical problems during the measurement period. The trimmed Raw Stream Quality Data will make up the Final Stream Quality Data ("Streaming Data Trimming").

d)     Availability  and  Use  of  Stream  Quality  Data
SAVVIS will arrange for the Measurement Provider's Final Stream Quality Data to be made available via secure log-in to Customer and SAVVIS. Data will be archived by the Measurement Provider for 90 days.

e)     Confidentiality
Passwords supplied to SAVVIS may be distributed only to its duly authorized employees or representatives with a need to access the information for purposes of implementing this SDSLA. Unless specified otherwise in an agreement between SAVVIS and the Measurement Provider, the Measurement Provider's information obtained by SAVVIS hereunder must be treated as information that Customer is obligated to treat as confidential, under the terms of the Nondisclosure Agreement between Customer and SAVVIS.

            SAVVIS Content Delivery Network (CDN) Services Addendum

This Service Addendum for Content Delivery Network Services (the "Services") by and between Customer and SAVVIS shall modify the Master Services Agreement between the parties in accordance with the terms and conditions provided for herein. Except for the modifications provided for herein, all the terms of the Agreement shall remain unchanged. All capitalized terms not defined herein shall have the meaning as set forth in the Agreement. The Service Addendum hereby incorporates by reference all terms and conditions set forth in the applicable Specification Sheets for Services ordered by Customer. This addendum shall also apply to Streaming Services.

1.     Installation.   "Installation  Date"  means the date SAVVIS has completed
the installation for a Service, or, in the case of non-installed services, the date SAVVIS begins providing the service to Customer.

2. Term. The initial term of each Service ("Initial Term") shall be set forth on the applicable Service Order, and shall commence on the Installation Date. After the Initial Term, each monthly recurring Service will continue automatically for additional terms equal to the Initial Term ("Renewal Term") unless such Services(s) are terminated by either party in writing at least sixty
(60) days prior to the end of the Initial Term or a Renewal Term, as applicable, in which case such Service shall terminate at the end of such term. The termination of any Service will not affect Customer's obligations to pay for other service(s). If Customer terminates a particular Service, and the result of such terminated Service is that SAVVIS is prevented from providing an additional related Service (the "Related Service"), then SAVVIS will not be obligated to provide the Related Service; provided that notwithstanding the foregoing, Customer shall nonetheless be obligated to pay SAVVIS for the Related Service.

3.     Billing.  All  fees  for  the  Services  will be listed on the applicable
Order Form(s). The Billing Commencement Date for the Services shall be the Installation Date. Monthly minimum payment obligations ("Monthly Recurring Charges," or "MRC") for each Service will be billed in advance of the provision of Services. One-time implementation or other fees for a new Service or portion of a Service ("Non-Recurring Charges," or "NRC") and all other charges for Services received, including but not limited to variable usage Services, will be billed in arrears.

4.     Use  of  Services.

A. With respect to On-Demand Streaming Services or any successor product or service, Customer will not sublicense or otherwise redistribute the streams in any way other than for; i) delivery to end users, or ii) use of the streams primarily to serve its corporate intranets.

B. SAVVIS assumes no liability for any damage to, or loss of, any Customer Equipment resulting from any cause other than the gross negligence or willful misconduct of SAVVIS. To the extent SAVVIS and/or its affiliates is liable for any damage to, or loss of, Customer Equipment for any reason, such liability will be limited solely to the then-current replacement value of the affected Customer Equipment, excluding lost data, software and firmware.

5. Service Level Agreement. SAVVIS represents that it will perform the Services in a workmanlike manner consistent with industry standards reasonably applicable to the performance thereof. The remedies set forth in the Service Level Agreement Attached as Exhibit A for Content Delivery Network Services or Exhibit B for Streaming Services , are Customer's sole and exclusive remedies for any failure by SAVVIS to provide the Services and for SAVVIS' failure to meet any representation set forth in this Section 6.

6. Service End of Life. SAVVIS may elect at its sole discretion to substitute or terminate ("end-of-life") certain Services provided to Customer. In that event, SAVVIS will use commercially reasonable efforts to (i) substitute substantially similar services in lieu of the Services being replaced; and (ii) minimize the impact resulting from such changes on the Customer. SAVVIS will provide Customer with at least thirty (30) days notice before end-of-lifing a Service or substituting a replacement Service.

7. Compliance with Laws and AUP. In addition to Customer's obligations contained in Section 4 of the Agreement, Customer acknowledges that SAVVIS exercises no control whatsoever over the content residing on Customer's site (including Customer's customers' or end users' content, and including any and all audio content, video content, film, slides, renderings, text-based content, and/or other images provided to SAVVIS by or on behalf of Customer) or any content shared or processed on equipment under the control of SAVVIS on behalf of Customer, and that it is the sole responsibility of Customer to ensure that the information it and its customers and users transmit and receive, and use thereof, complies with all applicable laws and regulations and the AUP.

8.     Suspension  of  Service.  In  addition  to  SAVVIS'  rights  contained in
Section 4 of the Agreement, in the event of any breach of the AUP or any Customer warranty or representation set forth within this Service Addendum, in addition to any other remedies available at law or in equity, SAVVIS will have the right to suspend immediately the applicable Service(s) and/or restrict Customer's access to the SAVVIS data center(s), to the extent and for so long as deemed reasonably necessary by SAVVIS to prevent any harm to SAVVIS, its employees or its business.

9.     Intellectual  Property.

A. Except for the rights expressly granted herein, this Agreement does not transfer to Customer any SAVVIS Technology, and all right, title and interest in and to SAVVIS Technology will remain solely with SAVVIS and/or its Affiliates or licensed third parties. Except for the rights expressly granted herein, this Agreement does not transfer from Customer to SAVVIS any Customer Technology, and all right, title and interest in and to Customer Technology will remain solely with Customer. SAVVIS and Customer each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from technology of the other party.

B.     For  purposes  of  this  Service  Addendum,     (i) "Customer Technology"
means Customer's proprietary technology, including Customer's Internet operations design, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Customer or licensed to Customer from a third party) and also including any derivatives, improvements, enhancements or extensions of Customer Technology conceived, reduced to practice, or developed during the term of this Agreement by Customer; and (ii) "SAVVIS Technology" means SAVVIS' proprietary technology, including SAVVIS and its Affiliates services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by SAVVIS, its Affiliates or licensed to SAVVIS and/or its Affiliates from a third party) and also including any derivatives, improvements, enhancements or extensions of SAVVIS Technology conceived, reduced to practice, or developed during the term of this Agreement by either party that are not uniquely applicable to Customer or that have general applicability in the art.

C. Notwithstanding anything to the contrary in this Agreement, SAVVIS will not be prohibited or enjoined at any time by Customer from utilizing any skills or knowledge of a general nature acquired during the course of providing the Services, including, without limitation, information publicly known or available or that could reasonably be acquired in similar work performed for another customer of SAVVIS.

D. In the event that any Service(s) supplied by or through SAVVIS under this Agreement becomes, or in SAVVIS' reasonable opinion is likely to become, the subject of a claim of infringement, SAVVIS may, at its sole option, either: (i) procure for Customer the right to continue use of the affected Service(s); (ii) provide a modification on a timely basis to the affected Service(s), so that its use becomes non-infringing but remains materially similar to the affected Service(s); (iii) replace the affected Service(s) with a non-infringing version which is materially similar to the affected Service(s); or (iv) terminate the affected Service(s) without further liability or obligation to Customer.

10.     License  Grants.

A. SAVVIS hereby grants to Customer a nonexclusive, royalty-free license, non-transferable (except as otherwise provided in this Agreement) during the Initial Term and any Renewal Term, to use the SAVVIS Technology that SAVVIS provides Customer in connection with the provision of the Service(s), solely for purposes of using the Service(s) in accordance with the terms and conditions of this Agreement and for no other purpose.

B. Customer agrees that if, in the course of performing the Service(s), it is necessary for SAVVIS to use Customer Technology, SAVVIS is hereby granted and shall have a nonexclusive, royalty-free license, during the Initial Term and any Renewal Term, to use the Customer Technology solely for purposes of providing the Service(s) to Customer and no other purpose.

11.     Termination.

A. Unless otherwise provided on an Order Form, if Customer terminates any Service prior to the completion of the applicable term, whether the term is for an Initial Term or for a Renewal Term, then SAVVIS will charge Customer, and Customer agrees to pay, the fees for the remainder of the term on the terminated Service.

12. No Lease; Agreement Subordinate to Master Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Area and use the SAVVIS data center(s) and any equipment provided by SAVVIS in accordance with this Agreement; (ii) Customer has not been granted any real property interest in the Customer Area or data center(s); (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances; and (iv) this Agreement, to the extent it involves the use of space leased by SAVVIS, shall be subordinate to any lease between SAVVIS and its landlord(s). Customer hereby waives and releases any claims or rights to make a claim that it may have against the landlord(s) under any lease by SAVVIS with respect to any equipment or property of Customers located in the premises demised to SAVVIS by such landlord(s).

13. Specification Sheet. The "Specification Sheet" shall mean the detailed description for each Service, other than Professional Services, ordered in the applicable Service Order by Customer, which is attached to or forms a part of the applicable Service Order(s). The terms of the Specification Sheet are hereby incorporated by reference into this Service Addendum. In the event of a conflict between the terms of the Specification Sheet and this Service Addendum, the terms of the Specification Sheet shall control.


SAVVIS                                     Customer

By:                                        By:
-----------------------------------------  -------------------------------------

Print  Name:                               Print  Name:
-----------------------------------------  -------------------------------------

Title:                                     Title:
-----------------------------------------  -------------------------------------

Date:                                      Date:
-----------------------------------------  -------------------------------------

                                    EXHIBIT A
                                    ---------
                        CONTENT DELIVERY NETWORK SERVICES
                        ---------------------------------
                            SERVICE LEVEL AGREEMENT
                            -----------------------

Performance  Guarantee

At no charge to Customer, SAVVIS commits that the performance, as defined below, of Customer Content located on the SAVVIS Content Delivery Network will beat the performance of content located on the Customer's origin site 99.8% of the time. SAVVIS will determine performance using the independent performance testing company Keynote Systems, Inc. Performance will be measured as a daily (24-hour period) worldwide average using ten (10) Keynote agents located throughout the world. In the event the average daily response time of the content located on the SAVVIS Content Delivery Network is slower than the average daily response time of the content on Customer's origin server, Customer will receive a credit of one hundred percent (100%) of its daily SAVVIS Content Delivery Network transfer fees, not to exceed $5,000 per month.

Please Note: This Service Level Agreement applies to standard SAVVIS Caching (C) data only. It does not apply to streaming media data.

Measurement  Techniques  and  Definitions:

Measurement  of  Performance  Guarantee

     SAVVIS uses one of the recognized leaders in independent performance testing - Keynote Systems, Inc. -- to measure the performance of Customer's content, as outlined herein. Keynote measures performance by utilizing Keynote agents situated around the world and, from these Keynote agents, SAVVIS obtains a worldwide daily average of the download time for the content. The current Keynote Agents are located at the following sites*:

     - New York, NY, San Francisco, CA, Los Angeles, CA, Atlanta, GA, Chicago, IL, Washington, DC, London, Tokyo, Hong Kong, Germany

     SAVVIS will give Customer a 100-kb text file to be stored on Customer's origin site. SAVVIS will then enable the 100-kb file, thereby loading it on the Caching Network. Keynote will test the download time of this text file from the Caching Network and compare it to the download time of the same file from Customer's origin server.

     *SAVVIS reserves the right, in its sole and absolute discretion, to change the testing locations listed above.

Scenarios in which Keynote measurements will not be counted against Service Level Agreement

     Erroneous performance measurements by Keynote agents, as verified by Keynote, will not be counted against this Service Level Agreement.

     Downtime  minutes  will  not  be  counted  against  the  measurement of the
                              ---
     performance  guarantee,  as  defined  above,  in  the  following  cases:

     - Customer's origin server is unavailable or not responding to the Keynote test agents.

     - Downtime due to failure or inaccessibility of to the Keynote test agents.

     Performance measurements during customer initiated invalidation (such as redirection) or expiration of the 100 kb test file that prevents the caching of the 100 kb test file onto the Caching Network will not be counted against this Service Level Agreement.

     This Service Level Agreement is not valid for customers with geographic restrictions on content delivery using Footprint.

Refunds

     In the event SAVVIS fails to meet the performance guarantee, as defined in this Service Level Agreement, at the end of the calendar month, SAVVIS will determine the monthly caching amount and divide by thirty to derive the daily caching transfer credit. All daily caching transfer credits permitted under this Service Level Agreement will be added together to obtain the total credits for the month. The total monthly credit, not to exceed $5,000 per month, will be applied as a credit on Customer's next monthly invoice.

     The foregoing lists Customer's sole and exclusive remedy should SAVVIS fail to meet the above performance guarantee, as defined in this Service Level Agreement.


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